Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (“Agreement”), dated as of March ___, 2021 (the “Effective Date”), by and among Malwin Ventures, Inc., Nevada corporation having its executive offices at 205 Washington Blvd. Suite 106 Santa Monica CA, 90403, (“MLWN” or the “Company”) and EvaMedia Corp., a Delaware corporation (“EVA”) having its executive offices at 1800 Century Park East, Suite 600, Los Angeles, CA 90067, and the Shareholders of EVA (the “EVA Shareholders”). For purposes of this Agreement MLWN, EVA, and the EVA Shareholders are sometimes collectively referred to as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, (i) both management of EVA and the EVA Shareholders believe it is in their respective best interests for the EVA Shareholders to exchange, One Hundred Ten Million One Hundred Ninety-Two Thousand One Hundred Seventy-Seven (110,192,177) shares of EVA common stock, representing One Hundred (100%) percent of the issued and outstanding shares of EVA (the “EVA Shares”), for One Hundred Ten Million One Hundred Ninety-Two Thousand One Hundred Seventy-Seven (110,192,177) shares of post reverse split (as set forth in Section 5.5 below) common stock of MLWN (such shares being hereinafter referred to as the “MLWN Shares”); and (ii) MLWN believes it is in its best interest and the best interest of its stockholders to acquire the EVA Shares in exchange for the MLWN Shares, all upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”); and,

WHEREAS, it is the intention of the parties that: (i) the Share Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and in effect on the date of this Agreement (the “Securities Act”); and,

WHEREAS, it is the intention of the parties that upon the Closing (as hereinafter defined) EVA shall become a wholly owned subsidiary of MLWN; and,

WHEREAS, the Parities agree that the foregoing Recitals are true and correct and are incorporated into the Agreement by this reference.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF EVA SHARES FOR MLWN SHARES

Section 1.1 Agreements to Exchange EVA Shares for MLWN Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the EVA Shareholders shall assign, transfer, convey and deliver the EVA Shares to MLWN in consideration and exchange for the MLWN Shares, MLWN shall issue, transfer, convey and deliver the MLWN Shares to the EVA Shareholders.

Section 1.2 Closing and Actions at Closing. The closing of the Share Exchange (the “Closing”) shall take place remotely via the exchange of documents and signatures at such time and date as the parties hereto shall agree orally or in writing, but in no instance shall the Closing occur prior to the satisfaction of the Closing Conditions as set forth in Articles V and VI of this Agreement, or if such Closing Conditions are waived by the parties hereto. Any such waiver shall be in writing and mutually agreed to by the Parties hereto. The date upon with the Closing Conditions are satisfied shall be deemed the Closing Date (the “Closing Date”).

Section 1.3 Share Exchange. After Closing and contingent upon the satisfaction of the terms and conditions set forth in this Agreement, One Hundred Ten Million One Hundred Ninety-Two Thousand One Hundred Seventy-Seven (110,192,177) shares of common stock, representing One Hundred (100%) percent of the issued and outstanding share of EVA shall be exchanged and delivered to MLWN and in exchange MLWN shall exchange and deliver One Hundred Ten Million One Hundred Ninety-Two Thousand One Hundred Seventy-Seven (110,192,177), post reverse spilt (as set forth in Section 5.5 below), restricted common shares of MLWN to the EVA Shareholders on a pro rata basis.

Section 1.4 Restrictions on MLWN Shares Issued Pursuant to this Agreement. The MLWN shares to be issued by MLWN pursuant to this Agreement have not been registered and are being issued pursuant to a specific exemption under the Securities Act, as well as under certain state securities laws for transactions by an issuer not involving any public offering or in reliance on limited federal preemption from such state securities registration laws, based on the suitability and investment representations made by the EVA Shareholders to MLWN. The MLWN Shares of to be issued by MLWN pursuant to this Agreement must be held and may not be sold, transferred, or otherwise disposed of for value unless such securities are subsequently registered under the Securities Act or an exemption from such registration is available, and that the certificates representing the Shares of MLWN Common Stock issued in the Share Exchange will bear a legend in substantially the following form so restricting the sale of such securities:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act. The securities have been acquired for investment and may not be sold or transferred without complying with Rule 144 in the absence of an effective registration or other compliance under the Securities Act.

Section 1.5 Share Exchange Procedure. The EVA Shareholders may exchange their certificates representing the EVA Shares by delivering such certificate(s) to MLWN, duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the MLWN Shares to the holder thereof.

Section 1.6 Directors. At the Closing Date the directors of MLWN shall resign and Daryl Walser, Phil Aspi and Dave Boulette shall be appointed as the directors of MLWN, and until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 1.7 Officers. At the Closing Date the officers of MLWN shall resign and Dave Boulette shall be appointed as the Chief Executive Officer, Chief Financial Officer, and Secretary of the Company.

Section 1.8 Effect on EVA Convertible Notes. Should EVA have any unconverted convertible notes issued, at the Closing Date, by virtue of the Share Exchange and without any action on the part of any party hereto, the number of shares which each EVA Convertible Note is entitled to convert into EVA common stock, that is outstanding and unconverted immediately prior to the Closing Date, shall be adjusted such that such EVA Convertible Note shall represent a right to acquire the number of shares of MLWN common stock equal to the number of shares of EVA common stock subject to each such Convertible Note and shall have a conversion price per share (rounded to the nearest cent) equal to the per share conversion price specified in such EVA Convertible Note.

Section 1.9 Outstanding Liabilities of MLWN. The Parties hereby acknowledge and agree that MLWN has outstanding promissory notes (collectively, the “Notes”) in favor of MLWN’s Chief Executive Officer (“Holder”) Terry R. Fields. In order to reduce the outstanding liabilities and fully extinguish all amounts due and owing under all “Notes”, the parties agree that 100% of any and all accrued interest relating to the Notes shall be extinguished and forgiven and as repayment for the Notes in the approximate amounts of $486,000, Holder shall receive upon Closing: (i) 500,000 post-reverse split restricted common shares of the post-transaction company; (ii) a one-time cash payment of $25,000, due and payable upon Closing; and, (iii) the Company shall issue to Holder a zero percent interest 60-day Promissory Note in the amount of $10,000, due and payable within 60 days from the Closing Date. The parties acknowledge and agree that the repayment of the Notes, as per the terms and conditions of this Section 1.9, is strictly as settlement of validly existing liabilities of the Company and shall not be construed as salary or additional consideration to Holder.

Section 1.10 Public Filings. From the Effective Date to the Closing Date, MLWN may have to file with the OTC Markets various public filing necessary to maintain its current status. The Parties agree that during this period EVA shall assume the costs related to any such filings and keeping MLWN in good standing with Direct Issuer, its Transfer Agent and Accountant. Should this Agreement not close as set forth herein or be terminated as per the terms and conditions herein, the foregoing obligations shall cease immediately, and MLWM shall become solely responsible for MLWN’s reporting obligations.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF MLWN

MLWN represent, warrant and agree that all of the statements in the following subsections of this Article II are true and complete as of the date hereof.

Section 2.1 Corporate Organization

A. The Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of MLWN. “Material Adverse Effect” means, when used with respect to MLWN, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of MLWN, or materially impair the ability of MLWN to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; or (ii) changes in the U.S. securities markets generally.

B. Copies of the Articles of Incorporation and Bylaws of MLWN with all amendments thereto, as of the date hereof (the “MLWN Charter Documents”), have been furnished to EVA, if so requested, and such copies are accurate and complete as of the date hereof. The minute books of MLWN are current as required by law, contain the minutes of all meetings of the MLWN Board (“MLWN Board”) of Directors and its stockholders from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the MLWN Board and its stockholders. MLWN is not in violation of any of the provisions of the MLWN Charter Documents.

Section 2.2 Capitalization of MLWN.

A. The authorized capital stock of MLWN consists of: (i) One Hundred Million (100,000,000) shares of common stock, par value $0.001, of which Sixty-Two Million Twenty-Seven Thousand Six Hundred (62,027,600) shares of common stock are issued and outstanding immediately prior to the Share Exchange. MLWN has no shares of preferred stock designated.

B. All of the issued and outstanding shares of common stock of MLWN immediately prior to this Share Exchange are, and all shares of common stock of MLWN when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws, and will have been issued free of preemptive rights of any security holder. The issuance of all of the shares of MLWN described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of MLWN has any right to rescind or bring any other claim against MLWN for failure to comply with the Securities Act, or state securities laws.

Section 2.3 Shell Status. As of the date of this Agreement, MLWN represents that to its knowledge and belief it is not and has not been a “shell company” for the proceeding twelve (12) months, as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. Further, MLWN has not filed and Quarterly or Annual Reports with the SEC or OTCMarkets indicating that it was, during the relevant period, a shell company.

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Section 2.4 Authorization, Validity and Enforceability of Agreements. MLWN has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement (collectively the “Agreements”) to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Agreements by MLWN and the consummation by MLWN of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of MLWN, and no other corporate proceedings on the part of MLWN are necessary to authorize the Agreements or to consummate the transactions contemplated hereby and thereby. The Agreements constitute the valid and legally binding obligation of MLWN and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally. MLWN does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other party in order for it to consummate the transactions contemplated by any of the Agreements, resulting from the issuance of the MLWN Shares in connection with the Share Exchange.

Section 2.5 No Conflict or Violation. Neither the execution and delivery of the Agreements by MLWN, nor the consummation by MLWN of the transactions contemplated thereby will: (i) contravene, conflict with, or violate any provision of the MLWN Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which MLWN is subject; (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which MLWN is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of MLWN’s assets, including without limitation, the MLWN Shares.

Section 2.6 Litigation. There is no action, suit, proceeding or investigation (“Action”) pending or, to the knowledge of MLWN, currently threatened against MLWN or any of its affiliates, that may affect the validity of this Agreement or the right of MLWN to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the knowledge of MLWN, currently threatened against MLWN or any of its affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against or relating to MLWN or any of its affiliates. Neither MLWN nor any of its affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by MLWN or any of its affiliates currently pending or which MLWN or any of its affiliates intends to initiate.

Section 2.7 Compliance with Laws. MLWN has been and is in compliance with and has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC or the applicable securities laws and rules and regulations of any state.

Section 2.8 Financial Statements. MLWN’s financial statements (the “Financial Statements”) have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“U.S. GAAP”) applied on a consistent basis, except that those Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition and operating results of MLWN as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. MLWN has no material liabilities (contingent or otherwise). MLWN is not a guarantor or indemnitor of any indebtedness of any other person, entity or organization. MLWN maintains a standard system of accounting established and administered in accordance with U.S. GAAP.

Section 2.9 Books, Financial Records and Internal Controls. All the accounts, books, registers, ledgers, MLWN Board minutes and financial and other records of whatsoever kind of MLWN have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of MLWN. MLWN maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

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Section 2.10 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by MLWN to arise, between MLWN and any accountants and/or lawyers formerly or presently engaged by MLWN. MLWN is current with respect to fees owed to its accountants and lawyers.

Section 2.11 Absence of Undisclosed Liabilities. Except as specifically disclosed herein: (A) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect; (B) MLWN has not incurred any liabilities, obligations, claims or losses, contingent or otherwise, including debt obligations, other than professional fees to be paid prior to Closing; (C) MLWN has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities other than with respect to transactions contemplated hereby; (D) MLWN has not made any loan, advance or capital contribution to or investment in any person or entity; (E) MLWN has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business; (F) MLWN has not suffered any losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business; and (G) except for the Share Exchange, MLWN has not entered into any transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business.

Section 2.12 No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to MLWN or its respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by MLWN but which has not been so publicly announced or disclosed. MLWN has not provided to EVA, or the EVA Shareholders, any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by MLWN but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement and/or the Share Exchange.

Section 2.13 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of MLWN in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.14 Subsidiaries. The Company has one subsidiary, Impact Future Media LLC, which shall be spun-off and shall no longer be a subsidiary of MLWN prior to Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF EVA

EVA represents, warrants and agrees that all of the statements in the following subsections of this Article III, pertaining to EVA, are true and complete as of the date hereof.

Section 3.1 Corporate Organization

A. EvaMedia Corp. is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of EVA. “Material Adverse Effect” means, when used with respect to EVA, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of EVA, or materially impair the ability of EVA to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; or (ii) changes in the U.S. securities markets generally.

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B. Copies of the formation documents of EVA, or their equivalent, with all amendments thereto, as of the date hereof (the “EVA Charter Documents”), have been furnished to EVA, if so requested, and such copies are accurate and complete as of the date hereof. The minute books of EVA are current as required by law, contain the minutes of all meetings of the EVA Board of Directors (“EVA Board”) and its stockholders from its date of formation to the date of this Agreement, and adequately reflect all material actions taken by the EVA Board and its stockholders. EVA is not in violation of any of the provisions of the EVA Charter Documents.

Section 3.2 Capitalization of EVA.

A. The authorized capital stock of EVA consists of: (i) Two Hundred Million (200,000,000) shares of common stock, $0.0001 par value, of which One Hundred Ten Million One Hundred Ninety-Two Thousand One Hundred Seventy-Seven (110,192,177) shares of common stock are issued and outstanding immediately prior to the Share Exchange; and (ii) Twenty Million (20,000,000) shares of Preferred Stock, $0.0001 par value, of which there are none issued and outstanding.

B. All of the issued and outstanding shares of common stock of EVA immediately prior to this Share Exchange are, and all shares of common stock of EVA when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable securities laws and corporate laws of Delaware and will have been issued free of preemptive rights of any security holder. The issuance of all of the shares of EVA described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of EVA has any right to rescind or bring any other claim against EVA for failure to comply with the Securities Act, or state securities laws.

Section 3.3 Shareholders of EVA’s Common Stock. EVA has provided MLWN a true and complete list of the holders of all issued and outstanding shares of EVA including the number of EVA shares held as of the date of this Agreement.

Section 3.4 Directors and Officers of EVA. The officers and directors of EVA has been duly elected or appointed.

Section 3.5 Financial Statements. EVA has kept all books and records since inception and such financial statements have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) consistently applied throughout the periods involved. The balance sheets are true and accurate and present fairly as of their respective dates the financial condition of EVA. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, including but not limited to any previous tax liability EVA had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of EVA, in accordance with GAAP. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by GAAP.

The books and records, financial and otherwise, of EVA are, in all material aspects, complete and correct and have been maintained in accordance with good business and accounting practices.

All of EVA’s assets are reflected on its financial statements, and EVA has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise which is not reflected on its financial statements.

Section 3.6 Information. The information concerning EVA set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.7 Personal Property. EVA possesses and has good and marketable title of all property necessary for the continued operation of the business of EVA as presently conducted and as represented to EVA. All such property is used in the business of EVA. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by EVA and its subsidiaries is owned by EVA or its subsidiaries free and clear of all liens, security interests, charges, encumbrances, and other adverse claims.

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Section 3.8 Intellectual Property. EVA represents and warrants that all trademarks and trademark applications, and all patents and patent applications, and any trade secrets, and “know-how” held relating to business of EVA, and all other intangible assets, in EVA’s possession or that may be reasonably acquired by EVA any other proprietary information and trade secrets relating to the business of EVA (collectively the “Intellectual Property”) shall remain the intellectual property of EVA as of the date of Closing of this Agreement and that EVA shall take any steps reasonable to assign or otherwise transfer any Intellectual Property right to EVA, as necessary to protect EVA’s rights to the same. Further, EVA owns, free and clear of any encumbrance, or has the valid right to sell all Intellectual Property used by in its business, as currently conducted. EVA represents that it has not received any written complaint, claim or notice alleging any such infringement, violation or misappropriation. Additionally, EVA has taken reasonable precautions (i) to protect its rights in its Intellectual Property and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property, related to the business and to EVA’s knowledge, there have been no acts or omissions by the managers, members, employees and agents of EVA, the result of which would be to materially compromise the rights of EVA to apply for or enforce appropriate legal protection of EVA’s Intellectual Property.

Section 3.9 Material Contracts and Transactions. Each Contract, a material agreement, agreement, license, permit, arrangement, commitment, or instrument (each, a “Contract”) is in full force and effect, and there exists no material breach or violation of or default by EVA or any of its subsidiaries under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by EVA or any of its subsidiaries. The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the Transaction or any of the transactions contemplated in this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

Section 3.10 Subsidiaries. EVA does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

Section 3.11 Absence of Certain Changes or Events. As of the date of this Agreement, (a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of EVA; and (b) EVA has not: (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (ii) made any material change in its method of management, operation or accounting; (iii) entered into any other material transaction other than in the ordinary course of its business; or (iv) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees.

Section 3.12 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of EVA after reasonable investigation, threatened by or against EVA or affecting EVA or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. EVA does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

Section 3.13 Compliance with Laws and Regulations. To the best of its knowledge, EVA has complied with all applicable statutes and regulations, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of EVA or except to the extent that noncompliance would not result in the occurrence of any material liability for EVA. This compliance includes, but is not limited to, the filing of all reports to date with relevant authorities.

Section 3.14 Approval of Agreement. The Board of Directors of EVA has authorized the execution and delivery of this Agreement by EVA and has approved this Agreement and the transactions contemplated hereby.

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Section 3.15 Valid Obligation. This Agreement and all agreements and other documents executed by EVA in connection herewith constitute the valid and binding obligation of EVA, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF EVA SHAREHOLDERS

The EVA Shareholders hereby severally and not jointly represents and warrants to MLWN:

Section 4.1 Authority. The EVA Shareholders has the right, power, authority and capacity to execute and deliver this Agreement to which such EVA Shareholders is a party, to consummate the transactions contemplated by this Agreement, and to perform such EVA Shareholder’s obligations under this Agreement. This Agreement has been duly and validly authorized and approved, executed and delivered by the EVA Shareholders. Assuming this Agreement has been duly and validly authorized, executed and delivered by the parties thereto other than such EVA Shareholders, this Agreement is duly authorized, executed and delivered by the EVA Shareholders and constitutes the legal, valid and binding obligations of the EVA Shareholders, enforceable against the EVA Shareholders in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

Section 4.2 No Conflict. Neither the execution or delivery by the EVA Shareholders of this Agreement to which the EVA Shareholders are a party nor the consummation or performance by the EVA Shareholders of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the organizational documents of the EVA Shareholders; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which any of the EVA Shareholders are a party or by which the properties or assets of the EVA Shareholders is bound; or (c) contravene, conflict with, or result in a violation of, any law or order to which any of the EVA Shareholders, or any of the properties or assets of the EVA Shareholders, may be subject.

Section 4.3 Litigation. There is no pending Action against the EVA Shareholders that involves the EVA Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement or the business of EVA and, to the knowledge of the EVA Shareholders, no such Action has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action.

Section 4.4 Ownership of Shares. The EVA Shareholders are the record and beneficial owners of the EVA Shares. The EVA Shareholder are not the record or beneficial owners of any other shares of EVA. The EVA Shareholders have and shall transfer at the Closing, good and marketable title to the EVA Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever, excepting only restrictions on future transfers imposed by applicable law.

Section 4.5 Pre-emptive Rights. The EVA Shareholders have no pre-emptive rights or any other rights to acquire any shares of EVA that have not been waived or exercised.

ARTICLE V

CONDITIONS TO THE OBLIGATIONS OF EVA AND THE EVA SHAREHOLDERS

The obligations of EVA to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by EVA or the EVA L Shareholders, as the case may be, in their sole discretion:

Section 5.1 Representations and Warranties of MLWN. All representations and warranties made by MLWN in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

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Section 5.2 Agreements and Covenants. MLWN shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 5.3 Absence of Liabilities. At the Closing Date, MLWN shall not have any outstanding liabilities in excess of $5,000.

Section 5.4 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.5 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of MLWN shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.6 Obligations Prior to Closing. MLWN must have caused the following to occur prior to Closing:

A. MLWN shall have filed with the Financial Industry Regulatory Authority (“FINRA”) such paperwork as necessary to complete a One Hundred Fifty for One (150:1) reverse split (the “Reverse Split”) of the MLWN common stock. The MLWN Shares to be delivered to the EVA Shareholders shall be held in an Escrow Account, pursuant to that certain Escrow Agreement being executed concurrently herewith, until such time that FIRNA approves the Reverse Split. At such time that FINRA approves the Reverse Split the MLWN shares shall be delivered to the EVA Shareholders, a copy of the Escrow Agreement is attached to this Agreement as Exhibit A.

B. MWLN’s subsidiary, Impact Future Media LLC, shall be spun-off and shall no longer be a subsidiary of MLWN on or before the Closing Date.

B. MLWN shall deliver the following documents to EVA: (i) share certificates evidencing the MLWN Shares registered in the name of the EVA Shareholder; (ii) this Agreement duly executed; (iii) such other documents as EVA or the EVA Shareholder may reasonably request for the purpose of evidencing the accuracy of any of the representations and warranties of MLWN, evidencing the performance of, or compliance by MLWN with any covenant or obligation required to be performed or complied with by MLWN, evidencing the satisfaction of any condition referred to in this Article V, or otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 5.7 No Material Adverse Effect. There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to MLWN.

Section 5.8 Public Listing. MLWN shall retain its good standing as a publicly traded company, trading on OTC Pink Market maintained by OTC Markets Group under the symbol “MLWN”.

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ARTICLE VI

CONDITIONS TO THE OBLIGATIONS OF MLWN

The obligations of MLWN to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by MLWN in its sole discretion:

Section 6.1 Representations and Warranties of EVA and the EVA Shareholder. All representations and warranties made by EVA and the EVA Shareholder on behalf of themselves individually in this Agreement shall be true and correct on and as of the Closing Date.

Section 6.2 Obligations Prior to Closing.

A. EVA must file with the SEC, prior to Closing, a Form 15 – “Certification and Notice of Termination of Registration Under Section 12(G) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports Under Section 13 And 15(D) of the Securities Exchange Act Of 1934”, terminating EVA obligations to report to the SEC.

B. EVA hereby agrees that at Closing the outstanding Notes, shall be extinguished and converted pursuant to Section 1.9 of this Agreement.

Section 6.3 Approval by Majority Consent. The holders of at least a majority (51%) of the outstanding shares of common stock of EVA must approve this Agreement by written consent prior to the Closing Date.

Section 6.4 Agreements and Covenants. EVA and the EVA Shareholder shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 6.5 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.6 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of EVA shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.7 Documents. EVA and the EVA Shareholder must deliver to MLWN at the Closing:

A. share certificates evidencing the number of EVA Shares, along with executed share transfer forms transferring such EVA Shares to MLWN;

B. this Agreement to which the EVA and the EVA Shareholder are each a party, duly executed; and

C. such other documents as MLWN may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of EVA and the EVA Shareholder, (ii) evidencing the performance of, or compliance by EVA and the EVA Shareholder with, any covenant or obligation required to be performed or complied with by EVA and the EVA Shareholder, as the case may be, (iii) evidencing the satisfaction of any condition referred to in this Article VI, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 6.8 No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any person, any claim asserting that such person (a) is the holder of or has the right to acquire or to obtain beneficial ownership of the EVA Shares, or any other stock, voting, equity, or ownership interest in, EVA, or (b) is entitled to all or any portion of the EVA Shares.

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ARTICLE VII

SURVIVAL AND INDEMNIFICATION

Section 7.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire on the first day of the three-year anniversary of the Closing Date (the “Survival Period”). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

Section 7.2 Indemnification.

A. Indemnification Obligations in favor of MLWN. From and after the Closing Date until the expiration of the Survival Period, EVA shall reimburse and hold harmless MLWN and its shareholders (such person and their heirs, executors, administrators, agents, successors and assigns is referred to herein as a “MLWN Indemnified Party”) against and in respect of any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by such MLWN Indemnified Party, and any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any MLWN Indemnified Party, which arises or results from a third-party claim brought against a MLWN Indemnified Party to the extent based on a breach of the representations and warranties with respect to the business, operations or assets of EVA. All claims of MLWN pursuant to this Section 7.2 shall be brought by MLWN on behalf of MLWN and those Persons who were stockholders of MLWN immediately prior to the Closing Date. In no event shall any such indemnification payments exceed $10,000 in the aggregate from EVA. No claim for indemnification may be brought under this Section 7.2(A) unless all claims for indemnification, in the aggregate, total more than $5,000.

B. Indemnification Obligations in favor of EVA and the MLWN Shareholder. From and after the Closing Date until the expiration of the Survival Period, MLWN shall indemnify and hold harmless EVA, the EVA Shareholder, and his respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may “control” (within the meaning of the Securities Act) any of the forgoing persons or entities (each a “EVA Indemnified Person”) from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees (collectively, “Damages”) arising out of: (i) any breach of representation or warranty made by MLWN in this Agreement and in any certificate delivered by MLWN pursuant to this Agreement; (ii) any breach by MLWN of any covenant, obligation or other agreement made by MLWN in this Agreement; and (iii) a third-party claim based on any acts or omissions by MLWN. In no event shall any such indemnification payments exceed $10,000 in the aggregate from MLWN. No claim for indemnification may be brought under this Section 7.2(B) unless all claims for indemnification, in the aggregate, total more than $5,000.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 8.2 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by each Party, as incurred respectively.

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Section 8.3 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or 7 days after being sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the addresses set forth in the Preamble of this Agreement, or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 8.3 are concerned unless notice of such change shall have been given to such other party hereto as provided in this Section 8.3.

Section 8.4 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 8.5 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 8.6 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 8.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

Section 8.8 Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of Nevada, and/or the U.S. District Court for Nevada, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 8.3.

Section 8.9 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.10 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Nevada without giving effect to the choice of law provisions thereof.

Section 8.11 Amendments and Waivers. Except as otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

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ARTICLE VIIII

TERMINATION, AMENDMENT AND WAIVER

Section 9.1 Termination. This Agreement may be terminated, and the Share Exchange abandoned at any time prior to the Closing: (i) by mutual agreement of Eva and MLWN; (ii) by Eva in their sole discretion; and (iii) by either Eva or MWLN for any material breach of this Agreement that is able to be cured and has not been cured with 15 days following notice of such breach by the non-breaching party.

Section 9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of MLWN, Eva, or their respective officers, directors or shareholders, if applicable

Section 9.3 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of the party against whom enforcement is sought.

Section 9.4 Extension; Waiver. At any time prior to the Closing, MLWN, on the one hand, and Eva, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive compliance with any of the covenants, agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MALWIN VENTURES, INC.

Per:	/s/
Name:	Terry R.Fields
Title:	President and Chief Executive Officer

EVAMEDIA CORP.

Per:	/s/
Name:	David Boulette
Title:	President and Director

EVAMEDIA CORP.
MAJORITY SHAREHOLDERS

Per:	/s/
Name:	David Boulette
on behalf of the Shareholders representing
80.00% of the issued and outstanding shares of
EvaMedia Corp.

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EXHIBIT A

ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”) is by and among Malwin Ventures, Inc., Nevada corporation having its executive offices at 205 Washington Blvd. Suite 106 Santa Monica CA, 90403, (“MLWN” or the “Company”) and EvaMedia Corp., a Delaware corporation (“EVA”) having its executive offices at 1800 Century Park East, Suite 600, Los Angeles, CA 90067, the Shareholders of EVA (the “EVA Shareholders”) and, and William Barnett, Esq. (the “Escrow Agent”). For purposes of this Agreement MLWN, EVA, and the EVA Shareholders are sometimes collectively referred to as the “Parties” and individually as a “Party.”

WHEREAS, the EVA Shareholders and MLWN are to enter into Share Exchange Agreement (the “Share Exchange”) whereby the EVA Shareholders will exchange Fifty-Four Million One Hundred Ninety-Two Thousand One Hundred Seventy-Seven (110,192,177) shares of EVA common stock, representing One Hundred (100%) percent of the issued and outstanding shares of EVA (the “EVA Shares”), for Fifty-Four Million One Hundred Ninety-Two Thousand One Hundred Seventy-Seven (110,192,177) shares of post-reverse split common stock MLWN (such shares being hereinafter referred to as the “MLWN Shares”);

WHEREAS, pursuant to the Share Exchange MLWN shall submit, prior to Closing, to the Financial Industry Regulatory Authority (“FINRA”) such paperwork as necessary to complete a Two Hundred-for-One (200:1) reverse split (the “Reverse Split”) of the MLWN common stock. The MLWN Shares to be delivered to the EVA Shareholders shall be held in Escrow, pursuant to this Agreement. The Escrow Agent shall hold the MLWN Shares until such time that FIRNA approves the Reverse Split, at such the MLWN shares shall be delivered to the EVA Shareholders.

WHEREAS, the Agreement is being executed concurrently with the Share Exchange Agreement and comprises Exhibit A thereof and all terms not defined in this Agreement shall have the same definition as contained in the Share Exchange Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Agreement, the Purchasers and the Principal Shareholders agree as follows:

Section 1. Deposit with the Escrow Agent. Immediately following the execution of the Share Exchange Agreement and this Agreement, MLWN shall deposit with the Escrow Agent, into escrow, a stock certificate or certificates representing Fifty-Four Million One Hundred Ninety-Two Thousand One Hundred Seventy-Seven (110,192,177) shares of MLWN (the “Escrowed Property”). The Escrow Agent shall hold the MLWN Shares in escrow pending the completion of the Reverse Split of the MLWN common stock.

Section 2. Release of the Escrowed Property. The Escrow Agent shall release the Escrowed Property upon written confirmation from FINRA that the Reverse Split has been authorized and completed.

Section 3. Termination of Escrow: This Escrow Agreement shall be terminated on the date of disbursement of the Escrowed Property to the EVA Shareholders.

Section 4. Escrow Agent.

A. Duties. The duties and obligations of the Escrow Agent are those herein specifically provided and no other. The Escrow Agent shall have no liability under, or duty to inquire into the terms or provisions of, any agreement other than the Share Exchange Agreement and this Agreement. The Escrow Agent’s duties are ministerial, and the Escrow Agent shall not incur any liability whatsoever for any error of judgment, any mistake of fact or law or any act or omission of any kind, so long as it has acted in good faith, and not committed gross negligence. The Escrow Agent shall be fully discharged from its obligations hereunder if it shall deliver the Escrowed Property in accordance with this Agreement.

B. Consultation with Counsel. The Escrow Agent may consult with and rely upon the advice of outside legal counsel of its choice and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

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C. Conflicting Instructions. In the event that for any reason the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled, but not obligated, to refrain from taking any action, and its sole obligation shall be to keep safely all Escrowed Property, until it shall be directed pursuant to a binding directive, provided that, notwithstanding the foregoing, at any time the Escrow Agent may deposit any or all of the Escrowed Property with any court of competent jurisdiction in connection with an action in the nature of interpleader.

D. No Duty to Verify. The Escrow Agent shall not have any responsibility for the genuineness or validity of any document or other item deposited with it or any liability for action in accordance with any written instructions, notices or certificates given to it hereunder and believed by it to be signed by the proper parties.

E. Legal Proceedings. The Escrow Agent shall not be required to institute or participate in any arbitration or legal proceeding of any kind arising under this Agreement or to defend or participate in the defense of any arbitration or legal proceeding instituted against it or any other party arising under this Agreement. In any proceeding involving the Escrow Agent or any party hereto, and whether related to this Agreement or otherwise, each of the parties agrees that the Escrow Agent, at its option, may represent itself or any party to this Agreement.

F. Release of Escrow Agent. The Escrow Agent may at any time resign hereunder by giving written notice of its resignation to all parties hereto in accordance with Section 5 of this Agreement, at least five business days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, all property then held by the Escrow Agent hereunder shall be delivered by it to such attorney, or firm of attorneys, or bank or trust as may be agreed upon and designated in writing, whereupon all of the Escrow Agent’s obligations hereunder shall cease and terminate and thereupon be fully discharged of all liability. If no such person shall have been designated by such date, all obligations of the Escrow Agent hereunder shall nevertheless cease and terminate. The Escrow Agent’s sole responsibility thereafter shall be to keep safely the Escrowed Property and deliver the same to such person designated in a binding directive by a court of competent jurisdiction, provided that, notwithstanding the foregoing, at any time the Escrow Agent may deposit any or all of the Escrowed Property with any court of competent jurisdiction in connection with an action in the nature of interpleader.

G. Indemnity of Escrow Agent. Principal Shareholders shall indemnify, defend, and hold the Escrow Agent and all of its partners and associates and other employees harmless from and against any and all claims, losses, damages, taxes, liabilities, and expenses whatsoever incurred or arising out of or in connection with the Escrow Agent’s acceptance of appointment as Escrow Agent or its performance hereunder, including, without limitation, any and all legal fees (including fees for the time of its partners and associates and other employees and fees for any other attorneys or their employees) and any other expenses incurred in investigating, preparing for, defending against or settling any commenced or threatened arbitration, legal proceeding or claim.

Section 5. Notices. Any notice given hereunder shall be given to each party hereto, including the Escrow Agent. Notices to the Escrow Agent shall be addressed to as follows:

Escrow Agent:

Barnett & Linn

Attn: William Barnett

1478 Stone Point Drive, Ste. 100

Roseville, CA 95661

(916) 782-4404

rlinn@linnlawcorp.com

Section 6. Headings. The headings of the sections of this Agreement are inserted as a matter of convenience and for reference purposes only, are of no binding effect, and in no respect define, limit or describe the scope of this Agreement or the instant of any section.

Section 7. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each were upon the same instrument.

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Section 8. Entire Agreement. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof, supersedes all prior negotiations between the parties, and can be amended, modified, supplemented, extended, terminated, discharged or changed only by an agreement in writing which makes specific reference to this Agreement and which is signed by all parties.

Section 9. Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective permitted successors and assigns and shall not be enforceable by or create or evidence any right of any third party.

Section 10. Severability. Any provision of this Agreement that may be determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is expressly understood, however, that the parties intend each and every provision of this Agreement to be valid and enforceable and hereby knowingly waive all rights to object to any provision of this Agreement.

Section 11. Further Assurances. Each of the parties agrees that it shall use its good faith efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary to consummate and make effective this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MALWIN VENTURES, INC.

EVAMEDIA CORP.

Per:	/s/
Name:	David Boulette
Title:	President and Director

EVAMEDIA CORP.
MAJORITY SHAREHOLDERS

Per:	/s/
Name:	David Boulette
on behalf of the Shareholders representing
63.00% of the issued and outstanding shares of
EvaMedia Corp.

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